Exhibit 21

CONSOL Energy Inc.
SUBSIDIARIES
As of January 31, 2014

(In alphabetical order)

AMVEST Coal & Rail, LLC (a Virginia limited liability company)	CONSOL of Central Pennsylvania LLC (a Pennsylvania limited
AMVEST Coal Sales, Inc. (a Virginia corporation)	liability company)
AMVEST Corporation (a Virginia corporation)	CONSOL of Kentucky Inc. (a Delaware corporation)
AMVEST Gas Resources, Inc. (a Virginia corporation)	CONSOL of Ohio LLC (an Ohio limited liability company)
AMVEST Mineral Services, Inc. (a Virginia corporation)	Consol Pennsylvania Coal Company LLC (formerly Consol
AMVEST Minerals Company, LLC (a Virginia limited liability	Pennsylvania Coal Company) (a Delaware limited liability
company)	company)
AMVEST Oil & Gas, Inc. (a Virginia corporation)	Fairmont Supply Company (a Delaware corporation)
AMVEST West Virginia Coal, LLC (a West Virginia limited	Fairmont Supply Oil and Gas LLC (formerly North Penn
liability company)	Pipe & Supply, LLC) (a Pennsylvania limited liability company)
Braxton-Clay Land & Mineral, Inc. (a West Virginia corporation)	Fola Coal Company, LLC d/b/a Powellton Coal Company (a West
Cardinal States Gathering Company (a Virginia general partnership)	Virginia limited liability company)
CNX Funding Corporation (a Delaware corporation)	Glamorgan Coal Company, LLC (a Virginia limited liability
CNX Gas Company LLC (a Virginia limited liability company)	company)
CNX Gas Corporation (a Delaware corporation)	Helvetia Coal Company (a Pennsylvania corporation)
CNX Land LLC (a Delaware limited liability company)	Island Creek Coal Company (a Delaware corporation)
CNX Marine Terminals Inc. (formerly Consolidation	Knox Energy, LLC (a Tennessee limited liability company)
Coal Sales Company) (a Delaware corporation)	Laurel Run Mining Company (a Virginia corporation)
CNX RCPC LLC (a Delaware limited liability company)	Leatherwood, Inc. (a Pennsylvania corporation)
CNX Water Assets LLC (formerly CONSOL of WV LLC) (a West	Little Eagle Coal Company, L.L.C. (a West Virginia limited liability
Virginia limited liability company)	company)
Coalfield Pipeline Company (a Tennessee corporation)	MOB Corporation (a Pennsylvania corporation)
Conrhein Coal Company (a Pennsylvania general partnership)	Mon-View, LLC (a West Virginia limited liability company)
CONSOL Amonate Facility LLC (a Delaware limited liability	MTB, Inc. (a Delaware corporation)
company)	Nicholas-Clay Land & Mineral, Inc. (a Virginia corporation)
CONSOL Amonate Mining Company LLC (a Delaware limited	Panda Bamboo Holdings, Inc. (a Delaware corporation)
liability company)	Paros Corp. (a Delaware corporation)
CONSOL Buchanan Mining Company LLC (a Delaware limited	Peters Creek Mineral Services, Inc. (a Virginia corporation)
liability company)	Piping and Equipment, Inc. (a Florida corporation)
CONSOL Energy Canada Ltd. (a Canadian corporation)	R&PCC LLC (a Pennsylvania limited liability company)
CONSOL Energy Holdings LLC VI (a Delaware limited liability	TEAGLE Company, LLC (a Virginia limited liability company)
company)	TECPART Corporation (a Delaware corporation)
CONSOL Energy Sales Company (formerly CONSOL Sales	Terra Firma Company (a West Virginia corporation)
Company) (a Delaware corporation)	Terry Eagle Coal Company, L.L.C. (a West Virginia limited liability
CONSOL Financial Inc. (a Delaware corporation)	company)
CONSOL Mining Company LLC (a Delaware limited liability	Terry Eagle Limited Partnership (a West Virginia limited
company)	partnership)
CONSOL Mining Holding Company LLC (a Delaware limited	Vaughan Railroad Company (a West Virginia corporation)
liability company)	Windsor Coal Company (a West Virginia corporation)
CONSOL of Canada Inc. (a Delaware corporation)	Wolfpen Knob Development Company (a Virginia corporation)